Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos 333-262613 and 333-280751) and on Form S-3 (File Nos 333-271698, 333-273075, 333-282955, 333-287858, 333-290553, and 333-292797) of our report dated March 26, 2026, relating to the financial statements of SKYX Platforms Corp. for the years ended December 31, 2025 and 2024, which appears in this Form 10-K.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 26, 2026